UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Athira Pharma, Inc.

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18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

(425) 620-8501

April 16, 2021

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Athira Pharma, Inc., to be held on Thursday, May 27, 2021 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ATHA2021, where you will be able to listen to the meeting live, submit questions and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Athira Pharma, Inc.

Sincerely,

Leen Kawas

President and Chief Executive Officer

- i -

ATHIRA PHARMA, INC.

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on Thursday May 27, 2021.

Place

The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ATHA2021, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business

•       To elect the three nominees named in this proxy statement as Class I directors to hold office until our 2024 annual meeting of stockholders and until their respective successors are elected and qualified.

•       To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•       To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date

March 29, 2021.

Only stockholders of record as of March 29, 2021 are entitled to notice of and to vote at the annual meeting. For ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by calling (425) 620-8501 or writing to her at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary. The stockholder list will also be available online during the annual meeting at www.virtualshareholdermeeting.com/ATHA2021.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 16, 2021 to all stockholders entitled to vote at the annual meeting. The proxy materials and our annual report can be accessed as of April 16, 2021 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Leen Kawas
President and Chief Executive Officer
Bothell, Washington
April 16, 2021

ATHIRA PHARMA, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time, on Thursday May 27, 2021

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Athira Pharma, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday May 27, 2021 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting ww.virtualshareholdermeeting.com/ATHA2021, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 16, 2021 to all stockholders of record as of March 29, 2021. The proxy materials and our annual report can be accessed as of April 16, 2021 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•

the election of three nominees named in this proxy statement as Class I directors to hold office until our 2024 annual meeting of stockholders and until their respective successors are elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on March 29, 2021, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 37,120,363 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors. We do not have any outstanding shares of preferred stock.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum. However, neither broker non-votes nor abstentions are considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, including virtually or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, WITHHOLD votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your Notice of Availability or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form;

•

by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, the date before the cut-off date or meeting date. Have your Notice of Availability or proxy card in hand when you call and then follow the instructions;

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•

by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ATHA201, where you may vote during the meeting. Have your Notice of Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. You must follow the instructions provided by your broker, bank or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•

delivering a written notice of revocation to our corporate secretary at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via live webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/ATHA2021. To participate in the annual meeting, you will need the control number included on your proxy card. The annual meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the annual meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Leen Kawas, our President and Chief Executive Officer; Glenna Mileson, our Chief Financial Officer and Corporate Secretary and Mark Litton, our Chief Operating Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

How can I contact Athira Pharma, Inc.’s transfer agent?

You may contact our transfer agent, Computershare Inc., by telephone at (800) 736-3001, or by writing Computershare, at P.O. Box 505000 Louisville, KY 40233. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

If possible, we will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability. How may I obtain an additional copy of the Notice of Internet Availability?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Athira Pharma, Inc.

Attention: Investor Relations

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

Tel: (425) 620-8501

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

If a stockholder would like us to consider including a proposal in our proxy statement for our 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before Friday, December 17, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Athira Pharma, Inc.

Attention: Corporate Secretary

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2022 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., local time, on January 27, 2022, and
•	no later than 5:00 p.m., local time, on February 26, 2022.

In the event that we hold our 2022 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2022 annual meeting, and
•	no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of seven directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 29, 2021, and certain other information for each of our directors and director nominees:

						Expiration of
					Current	Term for
				Director	Term	Which
Name	Class	Age	Position	Since	Expires	Nominated
Nominees for Director
Leen Kawas, Ph.D.	I	35	President, Chief Executive Officer and Director	2014	2021	2024
Tadataka Yamada, M.D.(1)(2)	I	75	Chairman of the Board	2019	2021	2024
Barbara Kosacz(3)(4)(7)	I	63	Director	2021	2021	2024
Continuing Directors
Joseph Edelman(3)(4)	II	65	Director	2020	2022	—
John M. Fluke, Jr.(3)(5)	II	78	Director	2014	2022	—
James A. Johnson(6)(7)	III	64	Director	2020	2023	—
Kelly A. Romano(5)	III	59	Director	2020	2023	—

(1)	Chairman of the compensation committee.
(2)	Chairman of the nominating and corporate governance committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Member of the compensation committee
(5)	Member of audit committee.
(6)	Chairman of the audit committee.
(7)	In April 2021, Ms. Kosacz was appointed to the compensation committee to replace Mr. Johnson. Mr. Johnson remains the chairman of the audit committee.

Nominees for Director

Leen Kawas, Ph.D., has served as our chief executive officer and as a member of our board of directors since January 2014. Previously, Dr. Kawas served as our vice president. Dr. Kawas serves on multiple boards, including the Washington Governor’s Life Science Advisory Board, Scientific Review Board for the Alzheimer’s Drug Discovery Foundation, and Alzheimer’s Association – Washington Chapter Board. She also served as the co-chair of the International Alzheimer's Association Business Consortium. Dr. Kawas earned a Ph.D. in molecular pharmacology from Washington State University in 2011 and a pharmacy degree from the University of Jordan in 2008. We believe Dr. Kawas’s scientific and professional training, her instrumental role in building Athira Pharma, Inc., and her extensive understanding of our business, operations and strategy qualify her to serve on our board of directors.

Tadataka Yamada, M.D., has served on our board of directors since June 2019 and as the chair of our board of directors since January 2020. He is also a venture partner at Frazier Healthcare and co-founder of, and currently serves on the board of directors for, Phathom Pharmaceuticals, Passage Bio, Scout Bio, and Outpost Medicine. Dr. Yamada also serves on the board of directors of Agilent Technologies, Inc., as board of directors chair at the Clinton Health Access Initiative and is a member of the Council of the National Academy of Medicine. He is also a fellow of the Imperial College of Medicine, a master of the American College of Physicians, a fellow of the Royal College of Physicians, a member of the American Academy of Arts and Sciences and a past-president of the American Gastroenterological Association and the Association of American Physicians. Previously, Dr. Yamada held executive leadership roles at Takeda Pharmaceuticals, the Bill and Melinda Gates Foundation, GlaxoSmithKline, and at the University of Michigan in Ann Arbor. Dr. Yamada received his M.D. from New York University School of Medicine in 1971 and a B.A. in history from Stanford University 1967. In recognition of his contributions to medicine and science he has been elected to membership in the National Academy of Medicine (U.S.), the Academy of Medical Sciences (U.K.) and the National Academy of Medicine (Mexico). He has been awarded the Order of the Rising Sun, Gold and Silver Star by the Government of Japan, received an honorary appointment as Knight Commander of the Most Excellent Order of the British Empire (KBE), and been conferred the degree of D.Sc. h.c. from five universities. He has also been the recipient of numerous awards including the Distinguished Achievement Award in Gastrointestinal Physiology from the American Physiological Society, the Friedenwald Medal from the American Gastroenterological Association, and the Watanabe Prize in Translational Research from Indiana University and Eli Lilly & Co. We believe that Dr. Yamada’s extensive background in medical and biopharmaceutical research, as well as his service as a director or officer of other healthcare companies, qualifies him to serve as chair of our board of directors.

Barbara Kosacz has served on our board of directors since March 2021. Ms. Kosacz has served as chief operating officer and general counsel at Kronos Bio, Inc., a clinical-stage biopharmaceutical company, since July 2020. Prior to joining Kronos Bio, Ms. Kosacz was a partner at Cooley LLP from January 1997 to December 2000, and again from February 2002 until July 2020, where she led the international life sciences practice. Ms. Kosacz has more than 25 years of experience in counseling clients in the life sciences arena, ranging from early stage startups to larger public companies, venture funds, investment banks, and non-profit institutions. She has served as a member of the BIO Emerging Companies’ Section Governing Board, is a member of the Board of Trustees of the Keck Graduate Institute, an advisory board member of Locust Walk Partners, and has been a speaker at multiple life sciences-related conferences, as well as guest lecturer at the University of California, Berkeley, and Stanford University about biotechnology law, biotech business models, corporate partnering negotiations and deal structures, and bioethics. Recognized by Best Lawyers in America since 2008 and most recently as Biotechnology Lawyer of the Year in 2018, Ms. Kosacz was listed as a “leading lawyer” for healthcare and life sciences in the 2018 Legal 500, as a “Band 1” attorney in the 2018 edition of Chambers USA: America’s Leading Lawyers for Business and recognized as a “highly recommended transactions” lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” Ms. Kosacz is a member of the board of directors of Xoma Corp., a public biotechnology company, and Locust Walk Acquisition Corp., a blank check company formed for the purpose of acquiring or merging with one or more businesses. Ms. Kosacz received her B.A. from Stanford University and her J.D. from the University of California, Berkeley School of Law. We believe Ms. Kosacz’s extensive experience as an advisor to life sciences companies qualifies her to serve on our board of directors.

Continuing Directors

Joseph Edelman has served on our board of directors since May 2020. Mr. Edelman is founder, chief executive officer, and portfolio manager of Perceptive Advisors. Prior to founding Perceptive Advisors, Mr. Edelman was a senior analyst at Aries Fund, a Paramount Capital Asset Management biotechnology hedge fund, from 1994 through 1998. Prior to that position, Mr. Edelman was a senior biotechnology analyst at Prudential Securities from 1990 to 1994. Mr. Edelman started his career in the healthcare sector of the securities industry as a biotechnology analyst at Labe, Simpson from 1987 to 1990. Mr. Edelman earned an M.B.A. from New York University in 1986 and a B.A., magna cum laude, in psychology from the University of California San Diego in 1978. We believe Mr. Edelman’s experience as a board member and investor in many successful biotechnology companies qualifies him to serve on our board of directors.

John M. Fluke, Jr. has served on our board of directors since December 2014. Mr. Fluke is chairman of Fluke Capital Management, L.P., which he founded in 1976, and was chairman and chief executive officer of the John Fluke Manufacturing Co. until 1990. Mr. Fluke previously served on the boards of PACCAR Inc., CellCyte Genetics Corporation, Cell Therapeutics, Primus International, and American Seafoods Group. Mr. Fluke is a current trustee of the Greater Seattle Chamber of Commerce (formerly serving as its chairman) and previously served as chairman of the Washington State China Relations Council and a trustee emeritus of the Museum of Flight. He also previously served as chairman of the Washington Technology Center at the University of Washington, which is an organization responsible for managing technology transfers from public universities in Washington state to the private sector for commercialization. Mr. Fluke has also served as chairman of the trustees of Junior Achievement of Washington and president of the Seattle Council of Boy Scouts of America. Mr. Fluke earned an M.S. in electrical engineering from Stanford University in 1966 and a B.S. in electrical engineering from the University of Washington in 1964. We believe Mr. Fluke’s extensive leadership experience and background as an investor in many successful companies qualifies him to serve on our board of directors.

James A. Johnson has served on our board of directors since August 2020. Mr. Johnson previously served as the chief financial officer of Nohla Therapeutics, a cell therapy company. Prior to Nohla, Mr. Johnson served for five years as the chief financial officer of NanoString Technologies, a publicly held provider of life science tools for translational research and molecular diagnostics. During his tenure as chief financial officer at NanoString, Mr. Johnson oversaw strategic and corporate finance activities from private stage through the company’s initial public offering and additional rounds of financing, marking the third initial public offering in his career as a chief financial officer. Prior to joining NanoString, Mr. Johnson served as chief financial officer of Relypsa, Inc., a clinical-stage biopharmaceutical company. Prior to Relypsa, Mr. Johnson served for nearly 10 years as chief financial officer of ZymoGenetics, Inc., until the company was acquired by Bristol-Myers Squibb in October 2010. Previously, he served for seven years as chief financial officer of Targeted Genetics Corporation (now Armata Pharmaceuticals) and as Vice President of Finance at Immunex Corporation during its evolution from product development to commercial operations. Mr. Johnson received a B.A. in business administration from the University of Washington in 1979. We believe Mr. Johnson’s depth of experience in the biopharmaceuticals industry, including as chief financial officer of a number of publicly traded biopharmaceutical companies, qualifies him to serve on our board of directors.

Kelly A. Romano has served on our board of directors since December 2020.  Ms. Romano brings over 30 years of executive operating experience in technology, with a background in commercial buildings and aerospace. Ms. Romano is the chief executive officer of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018. In addition to her role at BlueRipple Capital, LLC, Ms. Romano is an operating partner at AE Industrial Partners. Ms. Romano has also served as senior advisory partner at Sand Oak Capital Partners, LLC, a private equity firm focused on industrial and manufacturing investments, since May 2016. Previously, she spent 32 years working at United Technologies Corp. (UTC) in various positions of increasing responsibility, most recently as president of intelligent building technologies in UTC Building & Industrial Systems. Ms. Romano is also a member of several boards of directors, including UGI Corporation and Dorman Products, Inc., and is co-chair of the board of directors at Potter Electric Signal. Ms. Romano holds a bachelor's degree in business administration from the State University of New York at Buffalo, an MBA degree from Syracuse University, and is a graduate of the Northwestern University Kellogg School of Management's Corporate Board Governance Executive Program, as well as senior executive programs at Darden School of Management, University of Virginia. We believe Ms. Romano’s executive operating experience and aptitude for understanding growing companies qualifies her to serve on our board of directors.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, the rules of the Nasdaq Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the

Exchange Act. Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Dr. Kawas, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market. Our board of directors also determined that Messrs. Johnson and Fluke and Ms. Romano, who comprise our audit committee; Dr. Yamada, Mr. Edelman and Ms. Kosacz, who comprise our compensation committee; and Dr. Yamada, Messrs. Edelman and Fluke and Ms. Kosacz, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of the Nasdaq Global Select Market. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Dr. Yamada serves as the chairman of the board of directors, and Dr. Kawas serves as our president and chief executive officer. The roles of chief executive officer and chairman of the board of directors are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to make a determination regarding the separation or combination of these roles each time it elects a new chairman or appoints a chief executive officer, based on the relevant facts and circumstances applicable at such time. Our Board has determined it is in the best interests of our stockholders to continue to maintain an independent chairman to allow Dr. Kawas to focus on her primary responsibility for the operational leadership and strategic direction of our company. Our corporate governance guidelines provide that if our board of directors does not have an independent chairperson, the board of directors will appoint a lead independent director.

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risks the company faces, and our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2020, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis. These executive sessions are chaired by Tadataka Yamada, M.D., our chairman of the board.

Board Committees

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Johnson and Fluke and Ms. Romano, each of whom is a non-employee member of our board of directors. Our audit committee chairman, Mr. Johnson, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of the Nasdaq Global Select Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market, which is available on our website at https://investors.athira.com/corporate-governance/governance-overview. Our board of directors has determined that each of Messrs. Johnson and Fluke and Ms. Romano is independent for audit committee purposes, as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and have sufficient knowledge in financial and auditing matters to serve on the audit committee.

Our audit committee:

•	selects, retains, compensates, evaluates, oversees and, where appropriate, terminates our independent registered public accounting firm;
•	reviews and approves the scope and plans for the audits and the audit fees and approves all non-audit and tax services to be performed by the independent audit;
•	evaluates the independence and qualification of the independent registered public accounting firm;

•	reviews internal controls and integrity of financial statements;
•	reviews financial information presentation, earnings press releases and guidance;
•	oversees the design, implementation and performance of our internal audit function, if any;
•	sets hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversees compliance with such policies;
•	reviews and monitors compliance with our Investment Policy and approves any amendments or deviations;
•	reviews, approves and monitors related party transactions;
•	develops, approves, reviews and monitors compliance with our Code of Business Conduct and Ethics;
•	adopts and oversees procedures to address complaints regarding accounting, internal accounting controls or auditing matters;
•	reviews and discusses with our management and the independent auditor our compliance with various laws;
•	reviews and discusses with management our independent auditor guidelines and policies to identify, monitor, and address enterprise risks;
•	engages independent legal, accounting and other advisors;
•	provides appropriate funding for compensation to independent registered accounting firm, advisors and related expenses; and
•	reviews the adequacy of the audit committee charter and recommend any proposed changes to our board of directors.

Compensation Committee

The members of our compensation committee are Dr. Yamada and Mr. Edelman and Ms. Kosacz. From August 2020 to April 2021, Mr. Johnson also served on the compensation committee. Dr. Yamada is the chairman of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market. A copy of the charter of our compensation committee is available on our website at https://investors.athira.com/corporate-governance/governance-overview. The compensation committee:

•	reviews and approves the corporate goals and objectives applicable to the compensation of our chief executive officer;
•	reviews and approves the compensation and benefits for our executive officers;
•	reviews, approves, and administers employee compensation plans;
•	advises on proposals to stockholders on executive compensation matters;
•	oversees compensation plans and programs;
•	reviews and discusses our compensation policies and practices and the risks related thereto;
•	approves the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;
•	reviews and approves the form and amount of compensation to be paid for service on the board of directors and committees and for service as a chairperson of a committee;
•	oversees regulatory compliance with respect to compensation matters;

•	retains or obtains the advice of compensation consultants; and
•	reviews the adequacy of the compensation committee charter and recommends any proposed changes to our board of directors.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Yamada, Messrs. Edelman and Fluke and Ms. Kosacz. Dr. Yamada is the chairman of our nominating and corporate governance committee. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.athira.com/corporate-governance/governance-overview. The nominating and corporate governance committee:

•	establishes procedures for the submission of candidates for election to our board of directors;
•	conducts a periodic review of our succession planning process for the executive management team;
•	reviews the structure and composition of each committee of our board of directors and makes recommendations for changes to the committees;
•	develops and recommends to the board of directors corporate governance guidelines and annually reviews the corporate governance guidelines and their application;
•	oversees governance practices;
•	oversees our director orientation and continuing education;
•	oversees the evaluation of our board of directors and its committees;
•	administers policies and procedures for various constituencies that are involved with us to communicate with the non-management members of our board of directors; and
•	reviews the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to our board of directors.

Our board of directors may from time to time establish other committees.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of our business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.  Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2022 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed above under “Questions and Answers About the Proxy Materials and our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-employee directors, may do so by writing and sending the correspondence to our Chief Financial Officer and Corporate Secretary by mail to our principal executive offices at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011. Our Chief Financial Officer and Corporate Secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our Chief Financial Officer and Corporate Secretary of the Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairman of the board. These policies and procedures do not apply to communications to non-employee directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (4) holding our securities in a margin account.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the investor section of our website at https://investors.athira.com/corporate-governance/governance-overview. We will post amendments to our code of business conduct and ethics or waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Prior to our initial public offering, we did not have a formal policy with respect to compensation payable to our non‑employee directors for their service as directors. From time to time, we have granted equity awards to attract them to join our board of directors and for their continued service on our board of directors.  We also have reimbursed our directors for expenses associated with attending meetings of our board of directors and its committees.

2020 Director Compensation

The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Tadataka Yamada, M.D.(2)	23,714	110,777	134,491
Joseph Edelman(3)	12,571	82,385	94,956
John M. Fluke(4)	13,285	85,644	98,929
James A. Johnson(5)	15,714	82,075	97,789
Joseph Harding(6)	—	74,412	74,412
Kelly A. Romano(7)	1,518	582,382	583,900

(1)

In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during 2020 computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amount paid or realized by the director. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Dr. Yamada became a member of our board of directors in June 2019. As of December 31, 2020, Dr. Yamada held stock options to purchase 109,707 shares of our common stock.
(3)	Mr. Edelman became a member of our board of directors in May 2020. As of December 31, 2020, Mr. Edelman held stock options to purchase 27,742 shares of our common stock.
(4)	Mr. Fluke became a member of our board of directors in December 2014. As of December 31, 2020, Mr. Fluke held stock options to purchase 56,745 shares of our common stock.
(5)	Mr. Johnson became a member of our board of directors in August 2020. As of December 31, 2020, Mr. Johnson held stock options to purchase 27,742 shares of our common stock.
(6)	Dr. Harding resigned from our board of directors in August 2020. As of December 31, 2020, Dr. Harding held stock options to purchase 25,220 shares of our common stock.
(7)	Ms. Romano was appointed to our board of directors in December 2020. As of December 31, 2020, Ms. Romano held stock options to purchase 27,742 shares of our common stock.

In 2020, our compensation committee retained Radford, a third-party compensation consultant, to provide our board of directors and its compensation committee with an analysis of publicly available market data and assistance in determining compensation to be provided to our non‑employee directors on and after the effective date of the registration statement relating to our initial public offering. Based on the discussions with and assistance from Radford, in September 2020 our board of directors adopted, and our stockholders approved, an Outside Director Compensation Policy providing for certain compensation to our non‑employee directors on and after September 17, 2020.

Cash Compensation

The Outside Director Compensation Policy provides for the following cash compensation program for our non‑employee directors starting on September 17, 2020:

•	$35,000 per year for service as a non‑employee director;
•	$30,000 per year for service as chair of the board of directors;
•	$15,000 per year for service as chair of the audit committee;

•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chair of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;
•	$8,000 per year for service as chair of the nominating and corporate governance committee; and
•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non‑employee director who serves as a committee chair receives only the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. These fees to our non‑employee directors are paid quarterly in arrears on a prorated basis. Under our Outside Director Compensation Policy, we also reimburse our non‑employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees. The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer.

Equity Compensation

IPO Award.  Pursuant to our Outside Director Compensation Policy, each then-serving non-employee director received, on September 17, 2020, an award, or the IPO Award, of stock options to purchase 27,742 shares of our common stock. For each non-employee director other than Mr. Johnson, each IPO Award vests in equal installments as to 1/36th of the shares of our common stock subject to the IPO Award on a monthly basis following the IPO Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. Mr. Johnson’s IPO Award vests in equal installments as to 1/36th of the shares of our common stock subject to the IPO Award on a monthly basis following August 26, 2020, the date Mr. Johnson joined our board of directors, on the same day of the month, subject to his continued service to us through the applicable vesting dates.

Initial Award.  Pursuant to our Outside Director Compensation Policy, each person who first becomes a non‑employee director after September 17, 2020 will receive, on the first trading day on or after the date that the person first becomes a non‑employee director, an initial award (or, the Initial Award) of stock options to purchase 27,742 shares of our common stock.  The Initial Award vests in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non‑employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award.  Each non‑employee director who has completed at least six months of continuous service as a non‑employee director automatically receives, on the first trading day immediately after the date of each annual meeting of our stockholders that occurs following September 17, 2020, an annual award (or, the Annual Award) of stock options to purchase 13,871 shares of our common stock. Each Annual Award vests on the earlier of the one-year anniversary of the grant date, or the day immediately before the day of the next annual meeting of our stockholders that occurs after the grant date of the Annual Award, subject to continued services to us through the applicable vesting date.

Change in Control.  In the event of our change in control, as defined in our 2020 Equity Incentive Plan, each non‑employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non‑employee director through the date of our change in control.

Other Award Terms.  Each IPO Award, Initial Award and Annual Award will be granted under our 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Director Compensation Limits. Our Outside Director Compensation Policy provides that in any fiscal year, a non‑employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $500,000 (with the value of equity awards based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles for purposes of this limit), with such limit increased to $750,000 for the fiscal year of his or her initial service as a non‑employee director. Equity awards granted or other compensation provided to a non‑employee director while he or she was an employee or consultant (other than a non‑employee director), or granted or provided prior to the effective date of the registration statement relating to our initial public offering, do not count toward this annual limit.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Tadataka Yamada, M.D., Leen Kawas Ph.D., and Barbara Kosacz as nominees for election as Class I directors at the annual meeting. If elected, each of Dr. Yamada, Dr. Kawas, and Ms. Kosacz will serve as a Class I director until the 2024 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Dr. Yamada, Dr. Kawas, and Ms. Kosacz have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2021. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020.

At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
Audit fees(1)	$1,292	$171
Audit-related fees(2)	—	—
Tax fees(3)	20	6
All other fees(4)	—	—
Total fees	$1,312	$177

(1)

Audit fees include fees incurred associated with the annual audit, the reviews of the Company’s interim financial information, and services provided in connection with our 2020 initial public offering in 2020.

(2)

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2020 or 2019.

(3)	Tax fees consist of fees for professional services, including tax compliance services and tax advisory services.
(4)	All other fees include any fees billed that are not audit fees, audit-related fees or tax fees. There were no such fees incurred in 2020 or 2019.

Auditor Independence

In 2020, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may delegate to the chairperson authority to approve in advance permitted services to be performed by the independent auditor or other registered public accounting firms along with any associated fees.

All services related to the fees described in the table above were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares present (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Neither broker non-votes nor abstentions are considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of our board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors, which is available on our website at https://investors.athira.com/corporate-governance/governance-overview. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements.  Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements.  It is the responsibility of the audit committee to oversee these activities.  It is not the responsibility of the audit committee to prepare our financial statements.  These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the audit committee’s review and discussions with management and Ernst & Young LLP noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

James A. Johnson (Chair), John M. Fluke, Jr., Kelly A. Romano.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 29, 2021. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers
Leen Kawas, Ph.D.	35	President, Chief Executive Officer and Director
Glenna Mileson	63	Chief Financial Officer and Corporate Secretary
Mark Litton, Ph.D.	53	Chief Operating Officer
Hans Moebius, M.D, Ph.D.	65	Chief Medical Officer
Kevin Church, Ph.D.	36	Vice President of Discovery

Executive Officers

Leen Kawas, Ph.D., has served as our chief executive officer and as a member of our board of directors since January 2014. Previously, Dr. Kawas served as our vice president. Dr. Kawas serves on multiple boards, including the Washington Governor’s Life Science Advisory Board, Scientific Review Board for the Alzheimer’s Drug Discovery Foundation, and Alzheimer’s Association – Washington Chapter Board. She also served as the co-chair of the International Alzheimer's Association Business Consortium. Dr. Kawas earned a Ph.D. in molecular pharmacology from Washington State University in 2011 and a pharmacy degree from the University of Jordan in 2008. We believe Dr. Kawas’s scientific and professional training, her instrumental role in building Athira Pharma, Inc., and her extensive understanding of our business, operations and strategy qualify her to serve on our board of directors.

Glenna Mileson has served as our chief financial officer since October 2015. Before she served as our chief financial officer, Ms. Mileson provided outsourced financial management services to us as a partner at B2B CFO Partners LLC. While at B2B CFO Partners LLC from May 2008 until July 2020, Ms. Mileson also provided financial management services to a variety of mid-size companies, including to Precision Genome Engineering, Inc. (Pregenen), a biotech company developing gene editing and cell signaling technologies, from 2012 to 2014. Before that, Ms. Mileson held a variety of accounting and finance leadership positions including vice president of finance at POP, a marketing and advertising company, from 2006 to 2008 and chief financial officer/director of finance at DDB Seattle, an advertising firm owned by Omnicom Group Inc., from 1997 to 2006. Ms. Mileson began her career as an auditor and information systems consultant with Laventhol & Horwath, a national public accounting firm, where she earned certification as a certified public accountant. Ms. Mileson earned a B.A. in business administration from the University of Washington in 1980.

Mark Litton, M.B.A., Ph.D., has served as our chief operating officer since July 2019. Prior to joining Athira Pharma, Inc., Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc) a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994 and a B.S. in biochemistry from the University of California Santa Cruz in 1990.

Hans Moebius, M.D., Ph.D., has served as our chief medical officer since April 2019. Prior to joining Athira Pharma, Inc., Dr. Moebius co-founded Exciva GmbH, a company focusing on targeted drug rescue, and served as its chief executive officer and chief medical officer from 2016 to 2019, and again as acting chief medical officer from April 2020 to September 2020. Dr. Moebius also served as scientific advisory board member at Rodin Therapeutics from October 2016 until the company was sold to Alkermes in December 2019. At Rodin Therapeutics, he also served as acting chief medical officer from December 2016 to April 2018. Prior to that, Dr. Moebius served as executive vice president of clinical research at CHASE Pharmaceuticals, until the company was acquired by Allergan in 2016. Dr. Moebius earned his Ph.D. in experimental pharmacology from the University of Heidelberg in 1983 and a B.S. in chemistry from the University of Kaiserslautern, Germany, in 1976. Dr. Moebius completed his medical studies at the Karls University of Heidelberg in 1982 and was board certified in neurology and psychiatry after completion of residencies at the Goethe University Frankfurt/Main from 1986-1991. During his research tenure at the Max-Planck-Institute for Brain Research from 1984-1986, he lectured in neuropathology and neuroscience. Dr. Moebius also holds the European Certificate in Pharmaceutical Medicine (ECPM) from the EUCOR Universities Basel/Switzerland, Freiburg/Germany and Strasbourg/France.

Kevin Church, Ph.D., has served in various roles at Athira since 2016, including research scientist, director of discovery, now as vice president of discovery. Dr. Church has research experience in diverse fields of study including neurodegenerative diseases, wound healing, and cancer. Dr. Church earned his Ph.D. in molecular biosciences from Washington State University in 2016, and prior to that earned his B.S. in microbiology from the University of Idaho in 2006. While in graduate school, Dr. Church was recognized for excellence in his graduate teaching assistantships. Dr. Church’s graduate work primarily focused on the development of novel therapeutics for the treatment of pancreatic cancer, but also included research relating to the treatment of diabetic ulcers and neurodegenerative diseases such as Parkinson’s disease dementia and Alzheimer’s disease.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation programs are designed to:

•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;
•	provide compensation packages to our executives that are fair and competitive and reward high levels of performance and the achievement of our business objectives; and
•

more closely align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Since our initial public offering and the establishment of our compensation committee, our compensation committee is responsible for making compensation decisions, but may, in its discretion, choose to make compensation recommendations to the full board of directors. Before our initial public offering, our board of directors was responsible for determining the compensation of our chief executive officer and our chief executive officer was responsible for determining the compensation for other executives, except for stock-based compensation, which was approved by the full board for all employees, including our chief executive officer and chief financial officer.

Beginning in June 2020, our board of directors retained Radford, a compensation consulting firm, to provide recommendations based on research and analysis of executive compensation in companies in similar industries at a similar size and stage of corporate development, with the goal of ensuring that the compensation we offer to our executives is competitive and fair. Since our initial public offering and the establishment of our compensation committee, Radford has continued to serve as compensation consultant at the discretion of the compensation committee. Typically, our chief executive officer and chief financial officer will prepare and present recommendations at compensation committee meetings based on the Radford recommendations, and a representative from Radford will often be present in the meetings to respond to committee questions. The compensation committee considers the recommendations for cash and stock-based compensation and makes the final determinations for the full executive team. With regard to incentive compensation, the compensation committee evaluates the performance of the chief executive officer and makes determinations with respect to the achievement of defined goals. The chief executive officer evaluates the performance of other executive team members and their individual contributions towards the achievement of defined goals, then makes recommendations to the committee with respect to incentive compensation. The compensation committee then evaluates the recommendations and makes determinations.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the subsection titled “—2019 – 2020 Summary Compensation Table” below. For 2020, our “named executive officers” and their positions were as follows:

•	Leen Kawas, Ph.D., our president and chief executive officer;
•	Hans Moebius, M.D., Ph.D., our chief medical officer; and
•	Glenna Mileson, our chief financial officer.

2019 – 2020 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(2)	Bonus ($)(3)		All Other Compensation ($)		Total ($)
Leen Kawas, Ph.D., President	2020	349,372		642,570	357,100	(3)	—		1,349,042
and Chief Executive Officer	2019	284,999		—	—		2,016	(6)	287,015
Hans Moebius, M.D., Ph.D., Chief Medical Officer	2020	218,859	(1)	593,430	190,220	(4)	15,979	(7)	1,018,488
Glenna Mileson, Chief Financial Officer	2020	199,445		291,375	218,200	(5)	—		709,020

(1)	Represents $121,724 of consulting fees earned and paid prior to Dr. Moebius joining us as chief medical officer in September 2020 and salary of $97,135 earned and paid following his hiring.
(2)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted during 2019 and 2020 computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amounts paid or realized by the named executive officer. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2020.

(3)

Represents (i) a discretionary bonus payment of $357,000 in recognition of Company and individual performance in the year ended December 31, 2020, including the advancement of our product candidates, completion of certain financings and other corporate achievements, and (ii) a $100 payment made in consideration of Dr. Kawas’s entry into a non-disclosure and confidentiality agreement with us in 2020.

(4)

Represents (i) a discretionary bonus payment of $190,120 in recognition of Company and individual performance in the year ended December 31, 2020, including the advancement of our product candidates, completion of certain financings and other corporate achievements, and (ii) a $100 payment made in consideration of Dr. Moebius’s entry into a non-disclosure and confidentiality agreement with us in 2020.

(5)

Represents (i) a discretionary bonus payment of $215,600 in recognition of Company and individual performance in the year ended December 31, 2020, including the advancement of our product candidates, completion of certain financings and other corporate achievements, (ii) a bonus payment of $2,500 paid in connection with the closing of our Series B financing in the second quarter of 2020, and (iii) a $100 payment made in consideration of Ms. Mileson’s entry into a non-disclosure and confidentiality agreement with us in 2020.

(6)	Represents reimbursements paid to Dr. Kawas to cover parking fees.
(7)	Represents monthly stipends paid to Dr. Moebius to defray the costs associated with mandatory and elective benefits contributions in Switzerland, where he is located.

Outstanding Equity Awards at December 31, 2020

The following table shows grants of stock options to each of our named executive officers outstanding at December 31, 2020.

		Number of Securities Underlying Unexercised Options
Name	Vesting Commencement Date	Exercisable (#)	Unexercisable (#)		Option Exercise Prices ($)	Option Expiration Date
Leen Kawas, Ph.D.	1/20/2014	25,220	—		0.16	08/28/2024
	08/29/2014	50,440	—		0.16	08/28/2024
	10/24/2015	151,320	—		0.48	10/23/2025
	12/01/2017	63,050	—		1.31	01/21/2023
	01/01/2019	10,508	27,017	(3)	1.49	12/17/2023
	08/26/2020	—	209,956	(1)	17.00	09/16/2030
Hans Moebius, M.D., Ph.D.	04/01/2019	6,305	6,305	(2)	1.35	06/25/2029
	06/01/2019	7,881	23,644	(1)	1.35	08/14/2029
	08/26/2020	—	145,015	(1)	17.00	09/16/2030
Glenna Mileson	01/01/2019	—	12,610	(3)	1.35	12/17/2028
	08/26/2020	—	95,205	(1)	17.00	09/16/2030

(1)	Stock option vests over four years, with 1/4 vesting on each anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date.
(2)	Stock option vests over two years, with 1/2 vesting on each anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date.
(3)

Stock option vests over three years, with 1/3 vesting on each anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date. The stock option will accelerate vesting as to 100% of the unvested shares subject thereto upon the earlier of a change in control or a termination without “cause” and other than due to death or “disability” (as such terms are defined in our 2014 Equity Incentive Plan).

Executive Employment Arrangements

Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Dr. Leen Kawas

In September 2020, we entered into a confirmatory employment letter with Dr. Kawas, our president and chief executive officer. The confirmatory employment letter has no specific term and provides that Dr. Kawas is an at-will employee and supersedes all prior employment agreements between Dr. Kawas and us. The confirmatory employment letter provides for an annual base salary of $510,000 effective upon our initial public offering and, for the 2020 fiscal year, an annual target cash incentive payment equal to 50% of her annual base salary.

Dr. Hans Moebius

In September 2020, we entered into an employment letter agreement with Dr. Moebius, our chief medical officer. The employment agreement has no specific term and provides that Dr. Moebius is an at-will employee, as defined under applicable law, and supersedes any prior employment or other service agreements between Dr. Moebius and us. Dr. Moebius’ employment letter agreement provides for an annual base salary of $339,500 effective upon our initial public offering and, for the 2020 fiscal year, an annual target cash incentive payment equal to 40% of his annual base salary. In addition, Dr. Moebius will receive a monthly stipend of $4,625 to defray the costs associated with mandatory and elective benefits contributions in Switzerland, where he is located.

Glenna Mileson

In September 2020, we entered into a confirmatory employment letter with Ms. Mileson, our chief financial officer.  The confirmatory employment letter has no specific term and provides that Ms. Mileson is an at-will employee and supersedes all prior employment agreements between Ms. Mileson and us.  The confirmatory offer letter provides for an annual base salary of $385,000 effective upon our initial public offering and, for the 2020 fiscal year, an annual target cash incentive payment equal to 40% of her annual base salary.

The option agreement governing the terms of Ms. Mileson’s option award granted on December 18, 2018, under our 2014 Equity Incentive Plan, with a vesting commencement date of January 1, 2019, provides for 100% vesting of unvested shares subject to the option upon the earlier of a change in control or a termination of Ms. Mileson’s employment without “cause” and other than due to her death or “disability” (as such terms are defined in our 2014 Equity Incentive Plan).

Change in Control and Severance Agreements

In September 2020, we entered into change in control and severance agreements with Dr. Kawas, Dr. Moebius, and Ms. Mileson, which agreements provide for certain severance and change in control benefits as described below.

If the employment of a named executive officer with whom we have entered into a change in control and severance agreement is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the Change in Control Period) either (1) by the company without “cause” (excluding by reason of death or disability) or (2) by the named executive officer for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement), the named executive officer will receive the following benefits if such named executive officer timely signs and does not revoke a release of claims in our favor:

•

a lump-sum payment equal to 9 months (or 12 months in the case of Dr. Kawas) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•

for named executive officers other than Dr. Moebius, payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for the named executive officer and his or her eligible dependents, if any, for up to 9 months for Ms. Mileson or up to 12 months for Dr. Kawas.

If, during the Change in Control Period, the employment of a named executive officer with whom we have entered into a change in control and severance agreement is terminated either (1) by the company without cause (excluding by reason of death or disability) or (2) by the named executive officer for good reason, the named executive officer will receive the following benefits if the named executive officer timely signs and does not revoke a separation agreement and release of claims in our favor:

•

a lump-sum payment equal to 12 months (or 18 months in the case of Dr. Kawas) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;

•

a lump-sum payment equal to 100% (or 150% in the case of Dr. Kawas) of the named executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs or if greater, at the level in effect, immediately prior to the change in control;

•

for named executive officers other than Dr. Moebius, payment of premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months for Ms. Mileson or up to 18 months for Dr. Kawas; and

•

100% accelerated vesting and exercisability of all Company equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

In addition, the change in control and severance agreement provides for 100% accelerated vesting and exercisability of Company equity awards granted under our 2014 Equity Incentive Plan and held by such named executive officer to the extent such awards are not assumed or substituted for by the successor corporation in a change in control.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to Dr. Kawas, Dr. Moebius or Ms. Mileson would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.

Under the change in control and severance agreement, ”cause” generally means the named executive officer’s: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against us or other dishonesty which is not the result of an innocent or inadvertent mistake by the named executive officer with respect to us; willful violation of his or her obligations to us after there has been delivered to the named executive officer a written demand for performance from the board of directors; continued violation or breach of any material written company policy, agreement with the us, or any statutory or fiduciary duty to us after we have delivered to the named executive officer a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of our property, including intellectual property.

Under the change in control and severance agreement, “good reason” generally means that the named executive officer resigns from the company within 30 days following the end of our cure period (discussed below) as a result of any of the following that occurs without his or her consent: a material reduction in the named executive officer’s duties or responsibilities that is inconsistent with his or her position, provided that a mere change of title alone will not constitute such a material reduction; the requirement that the named executive officer change his or her principal office to a facility that increases his or her commute by more than 40 miles from his or her commute to the location at which the named executive officer was employed prior to such change; or a material reduction in base salary or, for named executive officers other than Dr. Moebius, a material reduction in his or her employee benefits (other than (1) in connection with a general decrease in salary (or employee benefits, as applicable) of all similarly situated employees, and (2) following our change in control, to the extent necessary to make his or her salary (or employee benefits, as applicable) commensurate with those of our other employees or our successor entity or parent entity who are similarly situated with him or her).  For a resignation to qualify as “good reason,” the named executive officer also must provide written notice within 90 days following the initial existence of the good reason condition, and we must have failed to materially remedy such event within 30 days after receipt of such notice.

Executive Incentive Compensation Plan

In August 2020, our board of directors adopted our Executive Incentive Compensation Plan. Our Executive Incentive Compensation Plan is administered by our board of directors or a committee appointed by our board of directors. Unless and until our board of directors determines otherwise, our compensation committee will administer our Executive Incentive Compensation Plan. Our Executive Incentive Compensation Plan allows us to grant incentive awards, generally payable in cash, to employees selected by the administrator, including our named executive officers, based upon any performance goals that may be established by the administrator.

Under our Executive Incentive Compensation Plan, the administrator will determine any performance goals applicable to an award, which goals may include, without limitation, attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or portion of a target award will not have a performance goal associated with it but instead will be granted, if at all, as determined by the administrator.

The administrator of our Executive Incentive Compensation Plan, in its sole discretion and at any time, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to any bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, a participant must be employed with us through the date the actual award is paid. The administrator of our Executive Incentive Compensation Plan reserves the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as determined by the administrator. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Executive Incentive Compensation Plan.

Awards under our Executive Incentive Compensation Plan are subject to any clawback policy of ours, which we may be required to adopt from time to time to comply with applicable laws. The administrator also may impose such other clawback, recovery or recoupment provisions with respect an award under our Executive Incentive Compensation Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s employment for cause.  Certain participants may be required to reimburse us for certain amounts paid under an award under our Executive Incentive Compensation Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.

The administrator of our Executive Incentive Compensation Plan has the authority to amend, alter, suspend or terminate our Executive Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards. Our Executive Incentive Compensation Plan will remain in effect until terminated in accordance with its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 29, 2021 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of the named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The percentage of beneficial ownership shown in the table is based upon 37,120,363 shares of common stock outstanding as of March 29, 2021.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise or conversion of stock options or warrants or convertible notes that are either immediately exercisable or convertible or exercisable or convertible on or before the 60th day after March 29, 2021. Certain of the options granted to our named executive officers may be exercised prior to the vesting of the underlying shares. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011.

	Shares Beneficially Owned
	Number of Shares	Percentage (%)
5% and Greater Stockholders:
Perceptive Life Sciences Master Fund Ltd.(1)	3,425,916	9.2
Entities affiliated with RTW Investments, LP(2)	2,685,779	7.2
Viking Global Opportunities Illiquid Investments Sub-Master LP(3)	2,120,653	5.7
Named Executive Officers and Directors:
Leen Kawas(4)	1,693,102	4.5
Hans Moebius(5)	20,491	*
Glenna Mileson(6)	88,270	*
Tadataka Yamada(7)	62,382	*
Joseph Edelman(8)	3,432,080	9.2
John M. Fluke, Jr.(9)	156,779	*
James A. Johnson(10)	6,935	*
Barbara Kosacz(11)	1,541	*
Kelly A. Romano(12)	4,168	*
All directors and executive officers as a group (11 persons)(13)	5,602,594	14.9

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Consists of 3,425,916 shares held of record by Perceptive Life Sciences Master Fund Ltd., or Perceptive. The business address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive Advisors LLC serves as the investment manager of Perceptive. Joseph Edelman is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive.

(2)

Based on the most recently available Schedule 13G filed with the SEC on February 12, 2021. Consists of 2,685,779 shares held of record in the aggregate by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited. RTW Investments, LP has the power to direct the vote and disposition of securities held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited. Accordingly, RTW Investments, LP may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D. has the power to direct the vote and disposition of the securities held by RTW Investments, LP. Dr. Wong is the managing member of RTW Investments GP, LLC, which is the general partner of RTW Investments, LP. Dr. Wong disclaims beneficial ownership of the shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.

(3)

Based on the most recently available Schedule 13G/A filed with the SEC on February 12, 2021. Consists of 2,120,653 shares held of record by Viking Global Opportunities Illiquid Investments Sub-Master LP, or Opportunities Fund. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC, or Opportunities GP, and by Viking Global investors LP, or VGI, which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Opportunities GP. The business address of the Opportunities Fund is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.

(4)

Consists of 264,810 shares held of record by Hamdan Family GST Trust, 1,117,246 shares held of record by Dr. Kawas and options to purchase 311,046 shares that are exercisable within 60 days of March 29, 2021.

(5)	Consists of options to purchase 20,491 shares that are exercisable within 60 days of March 29, 2021.
(6)	Consists of 81,965 shares held by Ms. Mileson and options to purchase 6,305 shares that are exercisable within 60 days of March 29, 2021.
(7)	Consists of options to purchase 62,382 shares that are exercisable within 60 days of March 29, 2021.
(8)	Consists of the shares referenced in footnote (1) above and options to purchase 6,164 shares that are exercisable within 60 days of March 29, 2021.
(9)	Consists of 6,731 shares held of record by Fluke Capital Management, L.P., 143,884 shares held by Mr. Fluke, and options to purchase 6,164 shares that are exercisable within 60 days of March 29, 2021.
(10)	Consists of options to purchase 6,935 shares that are exercisable within 60 days of March 29, 2021.
(11)	Consists of options to purchase 1,541 shares that are exercisable within 60 days of March 29, 2021.
(12)	Consists of 315 shares held by Ms. Romano and options to purchase 3,853 shares that are exercisable within 60 days of March 29, 2021.
(13)	Consists of 5,165,103 shares held of record and options to purchase 437,491 shares that are exercisable within 60 days of March 29, 2021.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2020. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	983,605	$1.04	—
2020 Equity Incentive Plan	991,268	$17.51	3,742,234
2020 Employee Stock Purchase Plan	—	—	323,000
Total	1,974,873		4,065,234

(1)

Our 2020 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 3,230,000 shares; (b) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year; and (c) such lesser number of shares determined by the board of directors. Our 2020 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 1% of the outstanding shares of common stock on the first day of such fiscal year; (b) 646,000 shares; and (c) such lesser number of shares determined by the board of directors.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Related-Person Transactions Policy

We have a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related-person transaction with us without the prior approval or, in the case of pending or ongoing related-person transactions, ratification of our audit committee. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related-person had, has or will have a direct or indirect material interest.

Certain transactions with related persons, however, are exempted from pre-approval including, but not limited to:

•	compensation of our executive officers and directors that is otherwise disclosed in our public filings with the SEC;
•	compensation, benefits and other transactions available to all of our employees generally;
•	transactions where a related-person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•	transactions where a related-person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•	transactions where a related-person’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit committee may participate in any review, consideration or approval of any related-person transaction where such member or any of his or her immediate family members is the related-person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to:

•	the benefits and perceived benefits to us;
•	the materiality and character of the related-person’s direct and indirect interest;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties under the same or similar circumstances.

Sales of Securities

The following table sets forth a summary of the sale and issuance of our securities to related persons since January 1, 2019, other than compensation arrangements which are described under the sections of this proxy statement titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.” For a description of beneficial ownership see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

	Shares of Series B Convertible Preferred Stock		Principal Amount of Convertible Notes ($)		Shares of Series B-1 Convertible Preferred Stock Issued on Conversion of Convertible Notes		Shares of Common Stock Underlying Warrants
5% stockholders:
Perceptive Life Sciences Master Fund Ltd.	1,644,785						411,196	(1)
Entities affiliated with RTW Investments, LP	1,535,131	(2)					383,782	(3)
Entities affiliated with Franklin Templeton Investments	767,566	(4)					191,890	(5)
Viking Global Opportunities Illiquid Investments Sub-Master LP	1,096,523						274,130	(1)
Executive officers and directors:
Joseph Edelman(6)	1,644,785						411,196	(1)
Mark Litton, Ph.D.			250,000	(7)	32,815	(8)
John M. Fluke, Jr.(9)			50,000		6,731

(1)	This warrant was fully exercised prior to August 26, 2020.
(2)	Consists of an aggregate of 1,535,131 shares of our Series B convertible preferred stock issued to RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.
(3)

Consists of warrants to purchase an aggregate of 383,782 shares of our common stock issued to RTW Innovation Master Fund, Ltd., RTW Master Fund, Ltd., and RTW Venture Fund Limited. Each of these warrants was fully exercised prior to August 26, 2020.

(4)

Consists of 326,344 shares of our Series B convertible preferred stock issued to Franklin Strategic Series – Franklin Biotechnology Discovery Fund and 441,222 shares of our Series B convertible preferred stock issued to Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund.

(5)

Consists of warrants to purchase 81,585 shares of our common stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund and warrants to purchase 110,305 shares of our common stock held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund. In connection with the closing of our initial public offering on September 22, 2020, these warrants were automatically net exercised into an aggregate of 190,994 shares of our common stock.

(6)

Consists of 1,644,785 shares of our Series B convertible preferred stock and warrants to purchase 411,196 shares of our common stock issued to Perceptive Life Sciences Master Fund, Ltd, which warrants were fully exercised prior to August 26, 2020. Joseph Edelman is the managing member of Perceptive Advisors LLC, the investment manager of Perceptive Life Sciences Master Fund Ltd., and may be deemed to beneficially own such securities.

(7)

Consists of $100,000 in aggregate principal amount of convertible notes issued jointly to Dr. Litton and Alicia Litton, his wife, and $150,000 in aggregate principal amount of convertible notes issued to the Irrevocable Trust of OSL, the Irrevocable Trust of SWL, and the Irrevocable Trust of WGL, each of which are trusts held for the benefit of Dr. Litton’s children.

(8)

Consists of 13,126 shares of our Series B-1 convertible preferred stock issued jointly to Dr. Litton and Alicia Litton, his wife, and an aggregate 19,689 shares of our Series B-1 convertible preferred stock issued to the Irrevocable Trust of OSL, the Irrevocable Trust of SWL, and the Irrevocable Trust of WGL, each of which are trusts held for the benefit of Dr. Litton’s children.

(9)	Consists of convertible notes and shares of our Series B‑1 convertible preferred stock issued to Fluke Capital Management, L.P., of which John M. Fluke, Jr. has a beneficial ownership interest.

Convertible Notes

From January 2019 to January 2020, we issued and sold $2.6 million in aggregate principal amount of our convertible notes. The notes accrue interest at a rate of 5% per year. Dr. Litton, our chief operating officer, and Alicia Litton, his wife, purchased $100,000 in aggregate principal amount of the notes. In addition, notes in an aggregate principal amount of $150,000 were purchased by the Irrevocable Trust of OSL, the Irrevocable Trust of WGL, and the Irrevocable Trust of SWL, each of which are trusts held for the benefit of Dr. Litton’s children. Fluke Capital Management, L.P., of which John M. Fluke, Jr., a member of our board of directors, has a beneficial ownership interest, also purchased notes in an aggregate principal amount of $50,000. All outstanding notes to purchase our common stock converted into shares of our Series B-1 convertible preferred stock at a conversion price of $7.752 per share in connection with our Series B financing in May 2020. The Series B financing is described below.

Series B Financing

From May 2020 to June 2020, we issued and sold to investors an aggregate of 9,372,765 shares of Series B convertible preferred stock at $9.12 per share for aggregate proceeds of $85.5 million, an aggregate of 512,858 shares of Series B-1 convertible preferred stock at a conversion price of $7.752 per share upon conversion of outstanding convertible notes, and warrants to purchase 2,343,168 shares of our common stock at an exercise price of $0.08 per share. Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP, Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, are each significant stockholders of the company and participated in the Series B financing. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Initial Public Offering

In September and October 2020, we issued and sold 13,397,712 shares of our common stock (including 1,397,712 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares) in our initial public offering at $17.00 per share for aggregate gross proceeds of $227.8 million. Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP, Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, are each significant stockholders of the company and invested in the initial public offering purchasing 1,058,824, 750,000, 750,000, and 411,764 shares of our common stock, respectively. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Follow-on Public Offering

In January and February 2021, we issued and sold 4,600,000 shares (including 600,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) of our common stock at a public offering price of $22.50 per share for aggregate gross proceeds of approximately $103.5 million. Perceptive Life Sciences Master Fund Ltd. invested in the follow-on public offering, purchasing 311,111 shares of our common stock. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain of our stockholders, including Dr. Kawas, our chief executive officer, Dr. Litton, our chief operating officer, and Fluke Capital Management, L.P., of which John M. Fluke, Jr., a member of our board of directors, has a beneficial ownership interest. In addition, Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP,

Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, are each parties to the agreement.  As of the date of this proxy statement, the holders of approximately 5,041,842 shares of our common stock, or their transferees, are entitled to rights with respect to the registration of their shares under the Securities Act.

Voting Agreement

Prior to our initial public offering, the election of the members of the board of directors was governed by a voting agreement with certain of our stockholders, including Dr. Kawas, our chief executive officer, and Perceptive Life Sciences Master Fund Ltd.  The parties to the voting agreement agreed, subject to certain conditions, to vote their shares to elect as directors as follows:

•	one nominee designated by Perceptive Life Sciences Master Fund Ltd.;
•	four nominees, one of which must be our chief executive officer, designated by a majority vote of our common stock;
•	one nominee not otherwise an affiliate of the company designated by Perceptive Life Sciences Master Fund Ltd.; and
•	one nominee not otherwise an affiliate of the company or of any investor, who is mutually acceptable to the other members of the board of directors.

Upon the consummation of our initial public offering, the obligations of the parties to the voting agreement to vote their shares to elect these nominees terminated, and, following such termination, none of our stockholders have any special rights regarding the nomination, election or designation of members of the board of directors.  The certificate of incorporation in effect at the time of our initial public offering contained provisions that corresponded to the voting agreement; however, the certificate of incorporation that became effective immediately prior to the closing of our initial public offering does not include such provisions.

Other Transactions

In April 2016, we issued a promissory note to Dr. Kawas in the aggregate principal amount of $60,000. This note was repaid in full prior to the public filing of the registration statement relating to our initial public offering.

We have entered into employment agreements with our executive officers and change in control and severance agreements with certain of our executive officers.  For a description of these agreements, see the section of this proxy statement titled “Executive Compensation – Executive Employment Arrangements.”

We have granted stock options and restricted share awards and issued common stock to our executive officers and to certain of our non-executive directors.  For a description of these grants and issuances, see the sections of this proxy statement titled “Board of Directors and Corporate Governance – Director Compensation” and “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.  These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of us or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2021 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before Friday, December 17, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For more information, please see the section of this proxy statement titled “Questions and Answers About the Proxy Materials and our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16 Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC by the reporting persons, and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2020, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with the exception of a Form 3 due on September 17, 2020 but filed by Mr. Fluke on September 18, 2020.

2020 Annual Report

Our financial statements for our fiscal year ended December 31, 2020 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.athira.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Bothell, Washington

April 16, 2021

ATHIRA PHARMA, INC. 18706 NORTH CREEK PARKWAY, SUITE 104 BOTHELL, WA 98011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATHA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D47557-P53504 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ATHIRA PHARMA, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Class I Directors Nominees: 01) Tadataka Yamada 02) Leen Kawas 03) Barbara Kosacz Vote on Proposal The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR ALL on item 1 and FOR on item 2. If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy are authorized to vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D47558-P53504 ATHIRA PHARMA, INC. Annual Meeting of Stockholders May 27, 2021 10:00 AM, PT Via the Internet at www.virtualshareholdermeeting.com/ATHA2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Leen Kawas, Glenna Mileson and Mark Litton, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Athira Pharma, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PT on May 27, 2021, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/ATHA2021 and have the information that is printed in the box marked by the arrow available and follow the instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE